EXHIBIT 99.1

BELL MICROPRODUCTS INC.

Contact:

Rob Damron
Investor Relations
Bell Microproducts
414-224-1668

FOR IMMEDIATE RELEASE

Bell Microproducts Announces Promotion of Jim Illson to Chief Operating Officer and
President of the Americas Region

SAN JOSE, CA— (November 29, 2005)— Bell Microproducts, Inc. (NASDAQ:BELM), a leading international value-added provider of a wide range of high technology storage products, solutions and services, today announced the promotion of Jim Illson to the position of Chief Operating Officer and President of the Americas.

W. Donald Bell, President and Chief Executive Officer of Bell Microproducts commented, “For the past several months Jim has been acting as interim President of North America, in addition to his role as EVP, Finance and Operations and Chief Financial Officer. The Board of Directors and I are pleased with the progress we have made in North and South America and we feel it is now appropriate to name Jim to this new position. In his new role, Jim will be responsible for our distribution business in North and South America as well as Total Tec Systems and Rorke Data. During the transition to his new role, Jim will continue to serve as the Company’s Chief Financial Officer; however, our plan is to appoint a new CFO in the near future.”

“As CFO of the Company for the past three years, Jim has made significant contributions in many areas of our Company, including our profitability, our capital formation, our financial reporting, and our compliance with financial and other control regulations such as Sarbanes-Oxley. Jim also played key leadership roles in our acquisition of OpenPSL in the UK, Net Storage in Brazil, and most recently MCE in Munich, Germany. His extensive experience in enterprise and computer products distribution and most importantly his proven abilities make him a great choice for this position.”

Jim Illson joined Bell Micro in September 2002 as Executive Vice President, Finance and Operations of the Company. He was formerly President and CEO of Wareforce Inc., a leading Information Technology (IT) solutions provider and a value-added reseller of enterprise computing and storage systems. Previously, he was President and COO of Merisel, who at the time was a leading computer products distributor. Mr. Illson began his employment at Merisel as Chief Financial Officer. Prior to Merisel, Jim held senior financial positions with several companies.

About Bell Microproducts

Bell Microproducts is an international, value-added provider of a wide range of high-technology products, solutions, and services to the industrial and commercial markets. The Company’s offering includes semiconductors, computer platforms, peripherals, and storage products of various types including desktop, high-end computer and storage subsystems, fibre channel connectivity products, RAID, NAS and SAN storage systems and back-up products. Bell Microproducts is an industry-recognized specialist in storage products and is one of the world’s largest storage-centric value-added distributors.

The Company’s products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. The Company adds value with a broad range of services including system design, integration, installation, maintenance, and other consulting services. Trained and certified technical personnel provide these services at Bell Microproducts’ ISO 9001:2000 facilities. Bell Microproducts markets and distributes more than 140 brand name product lines, as well as its own Rorke Data storage products and Markvision memory modules, to original equipment manufacturers (OEMs), contract electronic manufacturing services (CEMS) customers, value-added resellers (VARs) and system integrators in the Americas and Europe. More information can be found in the Company’s SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

Safe Harbor Statement

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect our current views of future events and financial performance and involve known and unknown risks and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons. The forward-looking statements in this release relate to the growth of our business in Europe and the financial impact of the acquisition on consolidated earnings per share may be materially impacted by the following factors, among others: the ability to successfully integrate MCE’s operations, worldwide industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, foreign currency fluctuations and the other risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.